Exhibit 99.(a)(1)(j)

Amendment No. 9

To FIFth Amended and Restated

Agreement and Declaration of Trust of

AIM INVESTMENT FUNDS (invesco INVESTMENT FUNDS)

This Amendment No. 9 (the “Amendment”) to the Fifth Amended and Restated Agreement and Declaration of Trust of AIM Investment Funds (Invesco Investment Funds) (the “Trust”) amends, the Fifth Amended and Restated Agreement and Declaration of Trust of the Trust dated as of September 20, 2022, as amended (the “Agreement”).

Under Section 9.7 of the Agreement, this Amendment may be executed by a duly authorized officer of the Trust.

WHEREAS, effective August 22, 2025, the Trust desires to amend the Agreement to change the name of Invesco EQV Emerging Markets All Cap Fund to Invesco Emerging Markets ex-China Fund.

NOW, THEREFORE, the Agreement is hereby amended as follows:

1.	Schedule A of the Agreement is hereby amended and restated to read in its entirety as set forth on Exhibit 1 to this Amendment.

2.	All references in the Agreement to “this Agreement” shall mean the Agreement as amended by this Amendment.

3.	Except as specifically amended by this Amendment, the Agreement is hereby confirmed and remains in full force and effect.

IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Trust, has executed this Amendment as of 8/7/2025.

By:	/s/ Melanie Ringold
Name: Melanie Ringold
Title: Secretary, Senior Vice President and Chief Legal Officer

EXHIBIT 1

Schedule A

AIM Investment Funds (invesco investment funds)

Portfolios and Classes Thereof

PORTFOLIO	CLASSES OF EACH PORTFOLIO

Invesco Balanced-Risk Allocation Fund	Class A Shares Class C Shares Class F Shares Class R Shares Class R5 Shares Class R6 Shares Class T Shares Class Y Shares
Invesco Balanced-Risk Commodity Strategy Fund	Class A Shares Class C Shares Class F Shares Class R Shares Class R5 Shares Class R6 Shares Class T Shares Class Y Shares
Invesco Core Bond Fund	Class A Shares Class C Shares Class R Shares Class Y Shares Class R5 Shares Class R6 Shares
Invesco Developing Markets Fund	Class A Shares Class C Shares Class R Shares Class Y Shares Class R5 Shares Class R6 Shares
Invesco Discovery Mid Cap Growth Fund	Class A Shares Class C Shares Class R Shares Class Y Shares Class R5 Shares Class R6 Shares
Invesco Emerging Markets ex-China Fund	Class A Shares Class C Shares Class R Shares Class Y Shares Class R5 Shares Class R6 Shares

PORTFOLIO	CLASSES OF EACH PORTFOLIO

Invesco Emerging Markets Local Debt Fund	Class A Shares Class C Shares Class R Shares Class Y Shares Class R5 Shares Class R6 Shares
Invesco Multi-Strategy Fund	Class A Shares Class C Shares Class R Shares Class Y Shares Class R5 Shares Class R6 Shares
Invesco Global Allocation Fund	Class A Shares Class C Shares Class R Shares Class Y Shares Class R5 Shares Class R6 Shares
Invesco Global Strategic Income Fund	Class A Shares Class C Shares Class R Shares Class Y Shares Class R5 Shares Class R6 Shares
Invesco Health Care Fund	Class A Shares Class C Shares Class F Shares Class R6 Shares Class T Shares Class Y Shares Investor Class Shares
Invesco International Bond Fund	Class A Shares Class C Shares Class R Shares Class Y Shares Class R5 Shares Class R6 Shares
Invesco Multi-Asset Income Fund	Class A Shares Class C Shares Class F Shares Class R Shares Class R5 Shares Class R6 Shares Class T Shares Class Y Shares

PORTFOLIO	CLASSES OF EACH PORTFOLIO

Invesco SteelPath MLP Alpha Fund	Class A Shares Class C Shares Class R Shares Class Y Shares Class R5 Shares Class R6 Shares
Invesco SteelPath MLP Alpha Plus Fund	Class A Shares Class C Shares Class R Shares Class Y Shares Class R5 Shares Class R6 Shares
Invesco SteelPath MLP Income Fund	Class A Shares Class C Shares Class R Shares Class Y Shares Class R5 Shares Class R6 Shares
Invesco SteelPath MLP Select 40 Fund	Class A Shares Class C Shares Class R Shares Class Y Shares Class R5 Shares Class R6 Shares